EXHIBIT 99.1

BRIGHAM MINERALS, INC.
ANNOUNCES ACCRETIVE DJ BASIN ACQUISITION

AUSTIN, Texas - (BUSINESS WIRE) - November 4, 2021 - Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals,” “Brigham,” or the “Company”), today announced it has entered into a definitive purchase and sale agreement to acquire certain mineral and royalty interests in the DJ Basin for approximately $44 million in cash and approximately 2.2 million shares of Class A common stock subject to certain closing adjustments (the “DJ Acquisition”).

DJ ACQUISITION TO PROVIDE SUBSTANTIAL CASH FLOW AND NET ASSET VALUE ACCRETION

•On November 3, 2021, the Company entered into a definitive purchase and sale agreement for large PDP and DUC focused DJ Acquisition
◦8,400 net royalty acres primarily in Weld County operated by PDC Energy, Inc., Chevron Corporation, Occidental Petroleum and Civitas Resources
◦2022 estimated production totaling between 1,100 to 1,200 boepd and 50% liquids
◦2022 estimated high teens EBITDA yield(1)
◦Anticipate increasing quarterly base dividend 7% to $0.15 per share post-close(2)
◦1.6 net DUCs and 1.5 net permits for 3.1 net activity wells
◦Pro forma net activity wells of 13.3 as of September 30, 2021
◦Nearly all value ascribed to PDP, DUCs and permits, a significant portion of which are surface spud
◦Brigham intends to finance the $44 million cash portion of the purchase price through a combination of cash on hand and borrowings under the Company’s revolving credit facility
◦Borrowing base is expected to increase to $230 million upon closing of the DJ Acquisition
◦Post-close pro forma liquidity of nearly $150 million(3) and less than 0.7X net debt / Adj. LTM EBITDA(1)
◦August 1st effective date with anticipated close in mid to late December subject to continued diligence and closing conditions

Robert M. (“Rob”) Roosa, Chief Executive Officer, commented, “I’m extremely pleased to announce our largest transaction to date, which is anticipated to provide significant near-term cash flow per share accretion that continues to grow into 2023 as 3.1 net DUCs and permits are turned in line to production. Pro forma for our DJ Acquisition, it’s estimated that we have 13.3 net activity wells in inventory as of September 30th that will be turned in line to production over the next 12 to 24 months providing us with industry leading foresight into near term activity. Further, the DJ Acquisition is anticipated to provide high teens EBITDA yield(1) at 2022 strip pricing."

Blake C. Williams, Chief Financial Officer, stated, “This transaction represents our initial utilization of equity directly to the seller in an acquisition. Given approximately 50% of it is being financed with equity, it provides us with nearly $150 million(3) of post close pro forma liquidity to continue to execute upon our ground game acquisition strategy and other large scale consolidation opportunities. We are pleased that the DJ Acquisition will allow us to expedite the return of capital to shareholders via an expected recommended increase in our base dividend(2) while maintaining balance sheet flexibility to explore additional accretive opportunities of scale.”

(1)Non-GAAP measure. See “Non-GAAP Financial Measures” below.
(2)Future declarations of dividends are subject to approval by the Board and to the Board’s continuing determination that the declarations of dividends are in the best interests of the Company and its shareholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.
(3)Based on estimated pro forma redetermined borrowing base

Non-GAAP Financial Measures

Adjusted Net Income, Adjusted LTM EBITDA and EBITDA yield are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to

EXHIBIT 99.1
assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.

We define Adjusted Net Income as Net Income (Loss) before impairment of oil and gas properties, after tax. We define Adjusted LTM EBITDA as Adjusted Net Income, before depreciation, depletion and amortization, share based compensation expense, interest expense, and income tax expense, less other income averaged over the last twelve months. We define EBITDA yield as projected EBITDA divided by enterprise value.

Adjusted Net Income, Adjusted LTM EBITDA and EBITDA yield do not represent and should not be considered alternatives to, or more meaningful than, net income or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted Net Income, Adjusted LTM EBITDA and EBITDA yield have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted Net Income, Adjusted LTM EBITDA and EBITDA yield may differ from computations of similarly titled measures of other companies.

EXHIBIT 99.1

ABOUT BRIGHAM MINERALS, INC.

Brigham Minerals is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Delaware and Midland Basins in West Texas and New Mexico, the SCOOP and STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including production and other guidance within this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, continued downturns or delays in resuming operator activity due to commodity price fluctuations, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of and competition for acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation, uncertainties regarding environmental regulations or litigation, global or national health events, including the ongoing spread and economic effects of the ongoing COVID-19 pandemic, potential future pandemics, the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls and other legal or regulatory developments affecting the Company’s business and other important factors. These and other applicable uncertainties, factors and risks are described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-1500
InvestorRelations@brighamminerals.com
SOURCE Brigham Minerals, Inc.